Exhibit 10.21
AMENDMENT TO CONSULTING AGREEMENT

Amendment effective as of April 21, 2008 (“Amendment”) to Consulting Agreement dated April 22, 2005 (“Consulting Agreement”) between Park Avenue Consulting, LLC (“Consultant”) and Innopump, Inc. (“Company”).

1.	By this Amendment, Innopump and Consultant hereby extend the Term of the Consulting Agreement from April 21, 2008 through April 21, 2009.

2.
In consideration of the extension of the Term of the Consulting Agreement for an additional year and the services to be provided by Consultant thereunder, Company shall pay $7,500 to Consultant on the date hereof and an annual fee of $65,000, payable in four equal consecutive quarterly installments of $16,250 during the extended Term.

IN WITNESS WHEREOF, the parties have heretofore entered into this Amendment.

INNOPUMP, INC.		PARK AVENUE CONSULTING, LLC

By:	/s/ Geoffrey Donaldson	By:	/s/ Richard Harriton
Geoffrey Donaldson President		Richard Harriton Member